--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              SPARTON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              SPARTON CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              SPARTON CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Sparton Corporation will be held at the offices of the Corporation, 2400 East Ganson Street, Jackson, Michigan 49202, on Wednesday, October 27, 1999, at 10:00 a.m., local time, for the following purposes:

          1. To elect two directors each for a term of three years as set forth in the Proxy Statement.

          2. To consider and act upon a proposal to approve the Corporation's 1999 Stock Incentive Plan.

          3. To transact such other business as may properly come before the meeting.

     Only holders of Common Stock of record at the close of business on September 15, 1999 are entitled to notice of and to vote at the meeting.

                                            By Order of the Board of Directors

                                            R. JAN APPEL
                                            Secretary

September 24, 1999

                                   IMPORTANT

     All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and date the Proxy enclosed and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person, the Proxy will not be used if you so request by revoking it as described on page 3 of the Proxy Statement.

                              SPARTON CORPORATION
                            2400 East Ganson Street
                            Jackson, Michigan 49202

                               ------------------

                                PROXY STATEMENT

                               ------------------

     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 27, 1999

                                  SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SPARTON CORPORATION, an Ohio corporation (the "Company"), of proxies for use at the 1999 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of the Company, 2400 East Ganson Street, Jackson, Michigan 49202, on October 27, 1999 at 10 a.m., local time, and at any and all adjournments thereof. The cost of solicitation will be paid by the Company. In addition, officers and employees of the Company and its subsidiaries may solicit proxies personally, by telephone, facsimile or other means, without additional compensation. This Proxy Statement and the form of Proxy are being mailed to shareholders on or about September 24, 1999.

     At the meeting, the Company's shareholders will act upon the election of two (2) directors each to serve for a three (3) year term until the annual meeting held in the year 2002 or until their successors are elected and qualified, as described in more detail in this Proxy Statement. In addition, the Company's shareholders will consider and act upon a proposal to approve the Company's 1999 Stock Incentive Plan.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     In accordance with the Code of Regulations of the Company, the Board of Directors has fixed the close of business on September 15, 1999, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote.

     As of September 15, 1999, the record date for the Annual Meeting, the Company had outstanding 7,828,090 shares of Common Stock, each entitled to one vote at the Annual Meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Company. As of September 1, 1999, the persons named in the following table were known by the management to be the beneficial owners of more than 5% of the Company's outstanding Common Stock:

                                   AMOUNT AND
                                     NATURE
        NAME AND ADDRESS          OF BENEFICIAL                   PERCENT
      OF BENEFICIAL OWNER           OWNERSHIP                     OF CLASS
      -------------------         -------------                   --------
John J. Smith(l)
  1839 S. Walmont
  Jackson, Michigan 49203           2,480,848(2)                   31.69%(2)

Lawson K. Smith(l)
  2900 Thornhills, S.E
  Grand Rapids, Michigan 49546        700,906(3)                    8.95(3)

                                   AMOUNT AND
                                     NATURE
        NAME AND ADDRESS          OF BENEFICIAL                   PERCENT
      OF BENEFICIAL OWNER           OWNERSHIP                     OF CLASS
      -------------------         -------------                   --------
Bradley O. Smith (1)
  6043 N. Gatehouse, S.E
  Grand Rapids, Michigan 49546        392,624(4)                    5.02

Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, llth Fl
  Santa Monica, California 90401      534,400(5)                    6.83

---------------

(1) Mr. John J. Smith and Mr. Lawson K. Smith are brothers. Mr. Bradley O. Smith is the son of Lawson K. Smith and the nephew of John J. Smith.

(2) Includes 1,825,100 shares owned by Mr. John J. Smith. An additional 280,000 shares are held by trusts over which Mr. Smith has voting control. The amount also includes 375,748 shares held by several of the Company's retirement plans as to which Mr. Smith holds voting and investment power in his capacity as chief executive officer of the Company. Mr. Smith has no financial interest and disclaims any beneficial interest in these 375,748 shares.

(3) Includes 361,506 shares and 339,400 shares held by the Lawson K. Smith Trust and Margaret E. Smith Trust, respectively. Lawson K. Smith and his wife, Margaret E. Smith, have voting and investment control over the shares held in the trusts bearing their names.

(4) Includes 136,725 shares owned individually by Mr. Bradley O. Smith, 197,549 shares owned by Mr. Smith jointly with his wife, 6,650 shares owned by his wife, Sharon A. Smith and 51,700 shares over which Mr. Smith holds voting and investment power.

(5) According to information included in the Form 13G Report filed as of December 31, 1998, by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, Dimensional is deemed to have beneficial ownership of 534,400 shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, to all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     As of September 1, 1999, the following table shows the shares of the Company's Common Stock beneficially owned by the Named Executives identified in the Compensation Table shown later in this Proxy Statement and all officers and directors of the Company as a group (16 persons):

                                             AMOUNT AND NATURE OF    PERCENT OF
                   NAME                      BENEFICIAL OWNERSHIP     CLASS(7)
                   ----                      --------------------    ----------
John J. Smith                                    2,480,848(1)          31.69%
David W. Hockenbrocht                               88,202(2)           1.12
Richard D. Mico                                     22,000(3)            .28
Douglas E. Johnson                                  15,000(4)            .19
Richard L. Langley                                  19,700(5)            .25
All Officers and Directors                       3,735,460(6)          47.39

---------------

(1) Reference is made to note (2) on page 2.

(2) Includes 32,000 shares which Mr. Hockenbrocht has the right to acquire pursuant to options exercisable within 60 days.

(3) Includes 5,000 shares which Mr. Mico has the right to acquire pursuant to options exercisable within 60 days.

(4) Includes 10,000 shares which Mr. Johnson has the right to acquire pursuant to options exercisable within 60 days.

(5) Includes 5,000 shares which Mr. Langley has the right to acquire pursuant to options exercisable within 60 days.

(6) Includes shares under options held by all officers and directors exercisable within 60 days.

(7) Calculation is based on total shares outstanding plus the shares subject to options exercisable within 60 days as described in this Proxy Statement.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation with the Chairman or Secretary of the Company, at or before the Annual Meeting, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Chairman or Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Unless revoked, the shares represented by the enclosed Proxy will be voted at the meeting in accordance with any specification made thereon, if the Proxy is returned properly executed and delivered in time for voting. Unless otherwise specified, the Proxy will be voted "FOR" the election of the two (2) director nominees and "FOR" the proposal to approve the Corporation's 1999 Stock Incentive Plan..

     Management does not intend to present, and does not know of anyone who intends to present any matters at the meeting to be acted upon by the shareholders not referred to in the Notice and this Proxy Statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

     The shareholders of the Company have cumulative voting rights in the election of directors at the Annual Meeting if notice in writing is given by any shareholder to the Chairman, President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the Annual Meeting that the shareholder desires that the voting at such election shall be cumulative. An announcement of the giving of such notice shall be made upon the convening of the Annual Meeting by the Chairman or Secretary.

     If voting at the Annual Meeting is cumulative, each shareholder will have the right to cast that number of votes which equals the number of shares owned by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all such votes for one candidate or distribute such votes among any number of candidates as the shareholder elects. The actual number of shares required for election of a candidate will vary depending upon the total number of shares voted. However, shareholders owning 2,609,364 shares, or approximately 33% of the Company's outstanding shares, could elect at least one director to the class of two directors to be elected at the 1999 Annual Meeting.

                             ELECTION OF DIRECTORS

     The following directors whose terms of office expire at the Annual Meeting, Messrs. Robert J. Kirk and William I. Noecker are nominees each for election to a three (3) year term expiring in 2002. The following portion of this Proxy Statement contains additional information about these nominees.

     A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. As such, the two (2) individuals who receive the greatest number of votes cast by the holders of Common Stock will be elected as directors. Shares not voted at the Annual

Meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting.

     It is believed that both nominees are, and will be at the time of the Annual Meeting, available for election; and, if elected, will serve. However, in the event one or more of them is or should become unavailable, or should decline to serve, it is intended that the proxies will be voted for such substitute nominee or nominees as the proxy holders named in the proxy may in their discretion select.

     In the following table, the column "Amount and Nature of Beneficial Ownership" relates to common shares of the Company beneficially owned by the directors and nominees as of September 1, 1999, and is based upon information furnished by them.

                                                                        HAS
                                                                       SERVED     AMOUNT AND
                                                                        AS A       NATURE OF
                                                                      DIRECTOR    BENEFICIAL     PERCENT OF
         NAME           AGE           PRINCIPAL OCCUPATION             SINCE     OWNERSHIP (1)   CLASS (1)
         ----           ---   -------------------------------------   --------   -------------   ----------
                       NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2002

Robert J. Kirk......... 86    Financial Consultant, Toledo, Ohio        1978           6,000         .08%

William I. Noecker..... 50    Director of Program Management,           1998              40         -0-
                              Fisher Dynamics Corp., St. Clair
                              Shores, Michigan since 1996. Chairman
                              of Brasco International Inc.,
                              Detroit, Michigan since 1993.

                                   DIRECTORS WHOSE TERMS EXPIRE IN 2000

James N. DeBoer........ 74    Partner, law firm of Varnum,              1971           4,370         .06
                              Riddering, Schmidt & Howlett, LLP,
                              Grand Rapids, Michigan.

David W.                64    President and Chief Operating Officer     1978          88,202(4)     1.12
  Hockenbrocht.........       of Sparton Corporation, Jackson,
                              Michigan.

Rory B. Riggs.......... 46    President and a Director of               1994             -0-         -0-
                              Biomatrix, Inc., Richfield, New
                              Jersey, a medical biotechnology
                              company since 1997, and President,
                              ITIM Corporation, New York, New York,
                              an investment advisory and venture
                              capital firm since 1991.

                                   DIRECTORS WHOSE TERMS EXPIRE IN 2001

John J. Smith.......... 87    Chairman of the Board and Chief           1950       2,480,848(2)    31.69
                              Executive Officer of Sparton
                              Corporation, Jackson, Michigan.

W. Peter Slusser....... 70    President, Slusser Associates, Inc.,      1997           1,000         .01
                              Investment Banking, New York, New
                              York.

Bradley O. Smith....... 54    Private Investor since May 1998. For      1998         392,624(3)     5.02
                              the preceding 24 years, Owner and
                              President of Tracy Products, Inc., an
                              automotive metal stamping company,
                              Ionia, Michigan.

---------------

(1) Unless otherwise indicated by footnote, each director or nominee has sole voting power and owns the shares directly, or shares voting and investment power with his spouse or other family members under joint ownership.

(2) Reference is made to note (2) on page 2.

(3) Reference is made to note (4) on page 2.

(4) Reference is made to note (2) on page 3.

     Mr. Bradley O. Smith is the son of Lawson K. Smith, Assistant Secretary and former Vice President, Secretary and Director of the Company, and the nephew of John J. Smith. There are no other family relationships between the nominees and the directors. Except as noted, the principal occupations referred to have been held by the foregoing nominees and directors for at least five years.

     Mr. W. Peter Slusser is a director of Ampex Corporation and Tyco International Ltd.

     The Board of Directors, which had four (4) meetings during the past fiscal year, has standing audit, compensation and executive committees. There is no nominating committee. The responsibilities of the audit committee, which met two
(2) times last year and consisted of Robert J. Kirk, Bradley O. Smith and William I. Noecker, include reviewing the general scope of the audit of the Company's financial statements and the results of the audit with the auditors and management. The compensation committee, which met once last year and consisted of John J. Smith, David W. Hockenbrocht, Rory B. Riggs, W. Peter Slusser and James N. DeBoer, establishes the remuneration, including stock options, to be paid or offered to the Company's executive officers. The executive committee, which met once last year, consisted of John J. Smith, David
W. Hockenbrocht, James N. DeBoer, Rory B. Riggs and Bradley O. Smith. All Directors attended at least 75% of the meetings of the Board and committees on which they serve.

     Directors who are not employees of the Company are compensated at the rate of $350 per month and $500 for each directors' meeting attended. Members of the audit committee receive $500 for each audit committee meeting attended. Directors who are employees of the Company receive $350 for each directors' meeting attended.

     The Executive Compensation Committee Report and Performance Graph set forth herein are not deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.
                ------------------------------------------------

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables provide certain data and information on the compensation of the Company's Chief Executive Officer and its four most highly compensated executive officers (other than the CEO) whose annual salary and bonus exceeded $100,000 (collectively referred to as the "Named Executives"). This report addresses the Company's compensation policies and programs for the year ended June 30, 1999, the details of which are reflected in the tables set forth in the following pages of this Proxy Statement. The Company's and the Board's policies and practices pertaining to the compensation of executive officers and management have been in effect for a number of years.

EXECUTIVE COMPENSATION COMMITTEE REPORT

     Decisions on the compensation of the Company's executive officers are made by the Board's Compensation Committee. This Committee is composed of Mr. John J. Smith, Chairman of the Board and Chief Executive Officer, David W. Hockenbrocht, President and Chief Operating Officer and three non-employee directors; Messrs. Riggs, Slusser and DeBoer.

     The Company has long-established policies and practices intended to compensate its salaried employees in a manner that will enable the Company to attract, retain and motivate them to accomplish corporate goals and objectives. These policies and practices encourage management to remain dedicated to the maximization of shareholder value. The compensation of the Company's key executives is based, in part, on the Compensation Committee's review of executive compensation at other companies. The Committee's review entails a comparison of executive salaries at other companies for purposes of ascertaining, in general, that the Company's salary structure is at or about prevailing market rates. This review does not include a quantitative or qualitative analysis of the components of the comparative executive compensation.

     The Company's compensation program was comprised of several elements: cash compensation (including salary and incentive bonus), incentive stock options and defined benefit or defined contribution retirement plans. Reflective of the Company's goal of relating compensation to corporate performance, the incentive bonus compensation plan permits certain executive officers to earn additional compensation if the pretax earnings of their operating unit is in excess of an established goal. The performance goals for this plan are reviewed and approved annually by the Compensation Committee. In addition, at the discretion of the Committee, bonuses may be paid in addition to or in lieu of bonuses earned under the incentive bonus plan based on the Committee's evaluation of the employee's individual performance, level of responsibility and experience. During the past fiscal year, both discretionary bonuses as well as bonuses under the incentive bonus compensation plan were paid to the Named Executives.

     The Company's Chief Executive Officer is compensated pursuant to employment agreements that have been in existence since 1950. A description of the current employment agreement and related compensation of the Company's Chief Executive Officer is set forth below under the caption "Employment Agreement and Related Compensation."

James N. DeBoer                      W. Peter Slusser
David W. Hockenbrocht                John J. Smith
Rory B. Riggs

EMPLOYMENT AGREEMENT AND RELATED COMPENSATION

     An employment agreement with Mr. John J. Smith, the Company's Chief Executive Officer, expired on June 30, 1997. In September 1998, that agreement was extended for an additional three years, effective July 1, 1997 and ending June 30, 2000. Mr. Smith's annual salary is set at $302,969 for each of these three years. According to its terms, the Board of Directors will consider a discretionary bonus at the end of each fiscal year. For fiscal 1999, Mr. Smith received no discretionary bonus.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. John J. Smith and David W. Hockenbrocht are members of the Compensation Committee and as such participate in establishing compensation for executives of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows certain compensation information for the Named Executives for services rendered in all capacities during the fiscal years ended June 30, 1999, 1998 and 1997.

                              ANNUAL COMPENSATION

                                             FISCAL                         ALL OTHER
        NAME AND PRINCIPAL POSITION           YEAR     SALARY     BONUS    COMPENSATION
        ---------------------------          ------   --------   -------   ------------
John J. Smith                                 1999    $302,969   $   -0-   $     1,400(1)
Chairman of the Board and                     1998     302,969       -0-         1,750(1)
Chief Executive Officer                       1997     261,716    25,000     2,290,268(2)

David W. Hockenbrocht                         1999     235,000    35,000         1,400(1)
President and Chief                           1998     210,384    35,000         1,750(1)
Operating Officer                             1997     178,200    25,000         1,750(1)

Richard D. Mico, Vice                         1999     114,005     5,000         2,666(3)
President and General                         1998     110,628       -0-         3,046(3)
Manager                                       1997     106,302    10,915         4,157(3)

Douglas E. Johnson, Vice                      1999     117,590    31,617           -0-
President and General                         1998     108,860    27,000           -0-
Manager                                       1997     103,434    12,000           -0-

Richard L. Langley                            1999      98,060    10,000           -0-
Vice President and Treasurer                  1998      95,300     5,000           -0-
                                              1997      90,300     3,000           -0-

---------------

(1) Directors fees.

(2) Includes payment made pursuant to former deferred compensation arrangement plus directors' fees of $1,750 paid.

(3) Company contributions to this employee's defined contribution benefit plan.

OPTION GRANTS IN LAST FISCAL YEAR

     There were no options granted to any Company officers or other employees for the fiscal year ended June 30, 1999.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information, with respect to the Named Executives, concerning the exercise of stock options or stock appreciation rights ("SARs") during the year and unexercised options and SARs held at June 30, 1999:

                      AGGREGATED OPTION/SARS EXERCISES IN
                      LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING              VALUE OF UNEXERCISED IN THE
                                                 UNEXERCISED OPTIONS/SARS AT    MONEY OPTIONS/SARS AT FISCAL
                                                       FISCAL YEAR-END                   Year-End(1)
                         SHARES                 -----------------------------   -----------------------------
                        ACQUIRED      VALUE
        NAME           ON EXERCISE   REALIZED   EXERCISEABLE   UNEXERCISEABLE   EXERCISEABLE   UNEXERCISEABLE
        ----           -----------   --------   ------------   --------------   ------------   --------------
John J. Smith              -0-         $-0-           -0-             -0-           $-0-            $-0-
David W. Hockenbrocht      -0-          -0-        32,000             -0-            -0-             -0-
Richard D. Mico            -0-          -0-         5,000           5,000            -0-             -0-
Douglas E. Johnson         -0-          -0-        10,000          10,000            -0-             -0-
Richard L. Langley         -0-          -0-         5,000           5,000            -0-             -0-

---------------

(1) The closing price of the Company's Common Stock was $6.00 at June 30, 1999, which price was less than the exercise price on all outstanding stock options.

RETIREMENT PROGRAMS

     The Company maintains a defined benefit retirement plan for employees of the Company and one subsidiary which provides for monthly pensions following retirement. During the past year, no cash contributions were made by the Company to the plan as in the judgment of the Company's independent actuaries, the pension plan was fully funded. The plan provides a basic benefit of $2.25 per month for each year of credited service up to a maximum of $90 per month. In addition, for those participants who contribute 5% of their monthly compensation (excluding bonuses) per month, the plan provides for an additional monthly pension amount equal to 1 1/2% of the participant's final 10-year average monthly compensation (excluding bonuses) times the participant's years of contributory credited service to a maximum of 30 years. The following table shows the estimated annual retirement benefits in specified remuneration and service classifications upon normal retirement at age 65. The benefits shown are not subject to any deduction for Social Security or other offset amounts. The maximum amount of annual compensation allowed to be included in determining final average compensation has been limited by

Federal statute to $160,000 for 1999. This amount is subject to future adjustment by the Internal Revenue Service.

FINAL 10-YEAR AVERAGE   YEARS OF CONTRIBUTORY AND CREDITED SERVICE AT AGE 65
   ANNUAL EARNINGS      ----------------------------------------------------
 (EXCLUDES BONUSES)        10         15         20         25         30
---------------------   --------   --------   --------   --------   --------
      $ 60,000          $ 9,270    $13,905    $18,540    $23,175    $27,810
        80,000           12,270     18,405     24,540     30,675     36,810
       100,000           15,270     22,905     30,540     38,175     45,810
       120,000           18,270     27,405     36,540     45,675     54,810
       140,000           21,270     31,905     42,540     53,175     63,810
       160,000           24,270     36,405     48,540     60,675     72,810
       180,000           27,270     40,905     54,540     68,175     81,810

     The following Named Executives have years of contributory credited service and current annual earnings under the plan as of June 30, 1999:

                       YEARS OF CONTRIBUTORY   CURRENT ANNUAL EARNINGS
       OFFICER           CREDITED SERVICE         (EXCLUDING BONUS)
       -------         ---------------------   -----------------------
David W. Hockenbrocht          21.50                  $235,000
Douglas E. Johnson             11.00                   117,590
Richard L. Langley             13.00                    98,060

Mr. John J. Smith and Mr. Richard D. Mico do not participate in the Company's defined benefit retirement plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's directors and executive officers, as well as any person holding more than ten percent of a registered class of the Company's equity securities, are required to report any changes in their ownership of the Company's securities to the Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, all required reports were properly filed by such persons during the fiscal year ended June 30, 1999.

PERFORMANCE GRAPH

     The following is a line-graph presentation comparing cumulative, five-year shareholder returns, on an indexed basis, of the Company's Common Stock with that of a broad market index (the S&P 500 Composite Index) and the Electronics Component of the NASDAQ. The comparison assumes a $100 investment on June 30, 1994, and the reinvestment of dividends.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
            SPARTON CORPORATION, S&P 500 INDEX AND INDUSTRY INDEXES
                          (INDEX JUNE 30, 1994 = 100)

               [COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN]

                                                         NASDAQ                   S&P 500 INDEX            SPARTON CORPORATION
                                                         ------                   -------------            -------------------
1994                                                       100                         100                         100
1995                                                       206                         123                          89
1996                                                       218                         151                          74
1997                                                       358                         199                         207
1998                                                       356                         256                         145
1999                                                       639                         309                         104

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     W. Peter Slusser, President of Slusser Associates, Inc., an investment banking firm, represented Cybernet Systems Corporation in 1999 in connection with the private placement of common stock of Cybernet. Sparton Corporation acquired 64% of the total placement for $3,000,000, representing 12% of the equity of Cybernet. Slusser Associates received an investment banking fee of $237,500 from Cybernet for those services.

                  PROPOSAL TO APPROVE THE SPARTON CORPORATION
                              STOCK INCENTIVE PLAN

     On August 27, 1999, the Board of Directors adopted a resolution recommending shareholder approval of the proposed Sparton Corporation 1999 Stock Incentive Plan (the "Plan"). If approved, the Plan will succeed the Company's 1989 Stock Incentive Plan which expires in October, 1999. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix A to this Proxy Statement.

     PURPOSE. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and reward such individuals.

     ADMINISTRATION. The Plan shall be administered by the Board or, if appointed by the Board to administer the Plan, a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Nonemployee Director. Each member of the Committee is required to be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended, and no member of the Committee is eligible to participate in the Plan. Subject to the Company's Code of Regulations, Bylaws and the provisions of the Plan, the Committee has the authority to select key employees to whom Awards may be awarded; the type of Awards (or combination thereof) to be granted; the number of shares of Common Stock to be covered by each Award; and the terms and conditions of any Award, such as conditions of forfeiture, transfer restrictions and vesting requirements.

     The Plan provides for the granting of a variety of stock-based Awards, described in more detail herein, such as Stock Options, including Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), Reload Options, Stock Appreciation Rights, Restricted Stock and Performance Shares. The term of the Plan is ten (10) years; no Awards may be granted under the Plan after October 26, 2009.

     TYPES OF AWARDS. The following types of Awards may be granted under the
Plan:

     An "Option" is a contractual right to purchase a number of shares at a price determined at the date the Option is granted. Options include Incentive Stock Options, as defined in Section 422 of the Code, as well as Nonqualified Stock Options. The exercise price included in both Incentive Stock Options and Nonqualified Stock Options must equal at least 100% of the fair market value of the stock at the date of grant. Awards of certain Options may also include Reload Options. A Reload Option is an Option to purchase shares equal to the number of shares of Common Stock delivered in payment of the exercise price (including, in the discretion of the Committee, the number of shares tendered to the Company to satisfy any withholding tax liability arising upon exercise) and is deemed to be granted upon such delivery without further action by the Committee. A Reload Option is subject to the same terms of the original option, including the term thereof; however, the exercise price of the Reload Option must equal the fair market value of the Company's Common Stock on the date of grant of the Reload Option. The Plan provides for the automatic vesting of any outstanding Awards upon a Change in Control (as defined in the Plan) of the Company or upon the Company's dissolution or liquidation, reorganization or consolidation, or merger, in which the Company is not the surviving entity, or upon the sale of all or substantially all of its assets.

     A "Stock Appreciation Right" is an Award of the right to receive stock or cash of an equivalent value in an amount equal to the difference between the price specified in the Stock Appreciation Right and the prevailing market price of the Company's Common Stock at the time of exercise. Stock Appreciation Rights may be granted only in tandem with Options.

     "Restricted Stock" are shares of Common Stock granted to an employee for no or nominal consideration. Title to the shares passes to the employee at the time of the grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the Committee.

     "Performance Shares" are an Award of the right to receive stock or cash of an equivalent value at the end of the specified performance period upon the attainment of specified performance goals.

     SHARES SUBJECT TO PLAN. Five hundred thousand (500,000) shares of Common Stock, $1.25 par value, are proposed to be set aside for use under the Plan. The shares to be offered under the Plan will be authorized and unissued shares, including shares reacquired by the Company which have that status. The number of shares that may be issued under the Plan and the number of shares subject to Options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than ordinary cash dividends), stock splits, or other change in corporate structure affecting the Common Stock. Subject to certain restrictions, unexercised Options, lapsed shares of Restricted Stock, and shares or Options surrendered in payment for exercising Options and/or tax withholding obligations may be reissued under the Plan.

     TERMINATION OR AMENDMENT OF THE PLAN. The Board may at any time amend, discontinue, or terminate this Plan or any part thereof; however, unless otherwise required by law, after shareholder approval, the rights of a participant may not be impaired without the consent of such participant. In addition, without the approval of the Company's shareholders, no amendment may be made which would increase the aggregate number of shares of Common Stock that may be issued under the Plan, change the definition of employees eligible to receive Awards under the Plan, extend the maximum option period under the Plan, or decrease the Option price of any Option to less than 100% of the fair market value on the date of grant.

     ELIGIBILITY. The persons who shall be eligible to receive Awards under the Plan shall be such key employees of the Company or a subsidiary of the Company as the Committee shall select from time to time. In making such selections, the Committee shall consider the nature of the services rendered by such employees, their present and potential contribution to the Company's success and the success of the particular subsidiary or division of the Company by which they are employed, and such other factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

     PARTICIPATION AND ASSIGNABILITY. No Award, Option, or other benefit payable under the Plan may, except as otherwise specifically provided by law, be subject in any manner to assignment, transfer or encumbrance. Neither the Plan nor any Award agreement granted under the Plan entitles any participant or other employee to any right to continued employment by the Company or any subsidiary.

     FEDERAL TAX CONSEQUENCES. The following summarizes the consequences of the grant and acquisition of Awards under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed, and may vary by locality.

     OPTIONS. Plan participants will not recognize taxable income at the time an Option is granted under the Plan unless the Option has a readily ascertainable market value at the time of grant. Management understands that Options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an Option. For Nonqualified Stock Options, the difference between the fair market value of the shares at the time an Option is exercised and the Option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income. With respect to Incentive Stock Options, participants will not realize income for federal income tax purposes as a result of the exercise of such Options. In addition, if Common Stock acquired as a result of the exercise of an Incentive Stock Option is disposed of more than two years after the date the Option is granted and more than one year after the date the Option was exercised, the entire gain, if any, realized upon disposition of such Common Stock will be treated for federal income tax purposes as capital gain. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an Incentive Stock Option. Exceptions to the general rules apply in the case of a "disqualifying disposition." If a participant disposes of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock

Option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a "disqualifying disposition." As a result, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred.

     The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the Option price, or (b) the fair market value of the shares at the time of exercise and minus the Option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of Incentive Stock Options may result in an alternative minimum tax liability.

     RELOAD STOCK OPTIONS. Participants will recognize no income on the grant of any Reload Option. The tax consequences to the participant and the Company are the same as that for a Nonqualified Stock Option.

     STOCK APPRECIATION RIGHTS. Upon the grant of a Stock Appreciation Right, the participant will realize no taxable income and the Company will receive no deduction. A participant will realize income at the time of exercise if the Award becomes vested and is no longer subject to forfeiture and the participant is entitled to receive the value of the Award. The Company will receive a deduction of an equal amount in the same year the participant recognizes income.

     RESTRICTED STOCK. Recipients of shares of Restricted Stock that are not "transferable" and are subject to "substantial risk of forfeiture" at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions or sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient's income and the Company's deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price.

     PERFORMANCE SHARES. Participants are not taxed upon the grant of Performance Shares. Upon receipt of the underlying shares or cash, a participant will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received and/or the current fair market value of stock received, and the Company will be entitled to a corresponding deduction. The participant's basis in any Performance Shares received will be equal to the amount of ordinary income on which such participant was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

     REQUIRED VOTE FOR APPROVAL. The affirmative vote of a majority of the Company's Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan. The Board of Directors recommends a vote FOR the approval of the proposed Plan.

                              INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP, the Company's independent auditors for many years, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS -- 2000 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders of the Company must be received by the Company not later than May 27, 2000, at its principal executive offices, 2400 East Ganson Street, Jackson, Michigan 49202, Attention: Secretary, for inclusion in the Proxy Statement and Proxy relating to the 2000 Annual Meeting of Shareholders. Proxies solicited by management will be entitled to exercise discretionary voting authority on any shareholder proposals, other than those included in the Proxy Statement and Proxy relating to the 2000 Annual Meeting of Shareholders, unless the Company receives notice of the proposal at the above address on or before August 11, 2000.

                                          By Order of the Board of Directors

                                          R. JAN APPEL,
                                          Secretary

Dated: September 24, 1999

                                   EXHIBIT A

                              SPARTON CORPORATION

                           1999 STOCK INCENTIVE PLAN

                                   ARTICLE 1
                     ESTABLISHMENT AND PURPOSE OF THE PLAN

     1.1 Establishment of the Plan. Sparton Corporation, an Ohio corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Sparton Corporation Stock Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options, stock appreciation rights, restricted stock and other stock-based awards to key employees of the Company and its subsidiaries. Subject to ratification by the affirmative vote of holders of a majority of shares of the Company's Common Stock present and entitled to vote at the 1999 Annual Meeting of Shareholders, the Plan shall become effective as of the date of that meeting (the "Effective Date").

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and reward such individuals.

     1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date, and Cash Payment Rights and Reload Options may be effected pursuant to the terms of Awards granted prior to the Termination Date.

                                   ARTICLE 2
                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth below:

     2.1 "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock and Performance Shares.

     2.2 "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

     2.3 "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

     2.4 "Board" shall mean the Board of Directors of the Company.

     2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" shall mean the Committee, as specified in Article 3, if appointed by the Board to administer the Plan, no members of which shall be eligible to receive an Award pursuant to the Plan. If no Committee is appointed, "Committee" shall mean the Board.

     2.7 "Common Stock" shall mean the Common Stock, $1.25 par value per share, of the Company.

     2.8 "Disability" shall mean permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

     2.9 "Fair Market Value" shall mean the closing price per share of the Common Stock for such date on the New York Stock Exchange ("NYSE"). If no sale of shares of Common Stock is reflected on the NYSE on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock reported by the NYSE.

     2.10 "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.11 "Insider" shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company, or holder of more than ten percent (10%) of its outstanding shares of Common Stock.

     2.12 "Nonemployee Director" shall mean a person who satisfies (1) the definition of "Nonemployee Director" within the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the SEC, and (2) the definition of "outside director" within the meaning of Section 162(m) of the Code.

     2.13 "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

     2.14 "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or a Reload Option.

     2.15 "Option Price" shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     2.16 "Participant" shall mean an employee of the Company or a Subsidiary who holds an outstanding Award granted under the Plan.

     2.17 "Performance Shares" shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

     2.18 "Permitted Transferee" means (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

     2.19 "Reload Option" shall mean an Option that is awarded under the conditions of Section 6.5 of the Plan.

     2.20 "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains retirement age as established by the Committee at the time an Award is made.

     2.21 "Restricted Stock" shall mean an Award granted to a Participant under
Article 8 of this Plan.

     2.22 "Stock Appreciation Right" or "SAR" shall mean an Award granted to a Participant under Article 7 of this Plan.

     2.23 "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     2.24 "Termination of Employment" shall mean the termination of a Participant's employment with the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary.

                                   ARTICLE 3
                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Board or, if appointed by the Board to administer the Plan, a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Nonemployee Director. If a Committee is not appointed to administer the Plan, the Board shall be substituted for the Committee wherever the Committee is referred to in the Plan.

     3.2 Committee Authority. Subject to the Company's Code of Regulations, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to key employees of the Company or a Subsidiary.

          (a) To select the key employees of the Company or a Subsidiary to whom Awards may be granted under the Plan;

          (b) To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, and Performance Shares, or any combination thereof are to be granted under the Plan;

          (c) To determine the number of shares of Common Stock to be covered by each Award;

          (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

          (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by the Company other than under the terms of this Plan;

          (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

          (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder. Notwithstanding the foregoing, without the prior approval of the Company's shareholders, neither the Committee nor the Board of Directors shall have the authority to lower the exercise price of an option previously granted, whether by means of the amendment of previously granted Awards or the replacement or regrant, through cancellation, of previously granted Awards.

                                   ARTICLE 4
                        COMMON STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 12.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 500,000 shares, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"). Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time. If an Award expires unexercised or is forfeited, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement; provided, however, that any such shares subject to a forfeited or cancelled Award shall not again be made subject to an Award Agreement to any Participant who received, directly or indirectly, any of the benefits of ownership of the securities underlying such Award, excluding the right to vote such shares. In addition, Shares from the following sources shall be added to the number of Plan Shares available for issuance under the Plan:

          (1) Any Shares of the Company's Common Stock surrendered in payment of the exercise price of Options or to pay the tax withholding obligations incurred upon the exercise of Options; and

          (2) Shares withheld to pay the Option Price or tax withholding obligations.

                                   ARTICLE 5
                                  ELIGIBILITY

     The persons who shall be eligible to receive Awards under the Plan shall be such key employees of the Company or a Subsidiary as the Committee shall select from time to time. In making such selections, the Committee shall consider the nature of the services rendered by such employees, their present and potential contribution to the Company's success and the success of the particular Subsidiary or division of the Company by which they are employed, and such other factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

                                   ARTICLE 6
                                 STOCK OPTIONS

     6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

     6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

     6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

     6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

          (a) Participant's Agreement. Each Participant shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award Date or until Retirement, if Retirement occurs prior to twelve (12) months from the date of the Option. Such Agreement shall not impose upon the Company any obligation to retain the Participant in its employ for any period.

          (b) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

          (c) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date the Option is granted.

          (d) Exercisability. Except as provided in Section 12.2, no Option shall be exercisable either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

          (e) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (d) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances, and with respect to any shares of Common Stock acquired upon the exercise of an Option, has been held by the Optionee for a period of at least six (6) consecutive months) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of stock shall be issued until payment has been made. A Participant shall generally have the right to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 13.1 of the Plan. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period [as defined in Section 8.3(a)], applicable to the shares of Restricted Stock surrendered therefor.

          (f) Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that
     (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6.4(f), and
     (iii) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 6.4(i). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(g), (h) and (i) hereof, and the tax withholding obligations of Section 13.3 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(g), (h), and (i).

     The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any option. Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

          (g) Termination of Employment for Reasons other than Retirement, Disability, or Death. Upon Termination of Employment for any reason other than Retirement or on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Employment and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of not more than thirty (30) days following Termination of Employment, as specified in the Award Agreement, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Employment for such purposes shall be determined by the Committee, which determination shall be final and conclusive.

          (h) Termination of Employment for Retirement or Disability. Upon Termination of Employment by reason of Retirement or Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, for a period of not more than six (6) months following such Termination of Employment, as specified in the Award Agreement, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement or Disability, the Participant's Options shall be exercisable in accordance with Section 6.4(i) below.

          (i) Termination of Employment for Death. Upon Termination of Employment due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company or a Subsidiary, at any time within six (6) months after his death, or (ii) if the Participant dies during the extended exercise period following Termination of Employment specified in Section 6.4(h), at any time within the longer of such extended period or six (6) months after death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

          (j) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(g), (h) or (i) is applicable shall terminate upon expiration of such exercise period.

          (k) Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Committee may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

     6.5 Reload Options. Without in any way limiting the authority of the Committee to make grants hereunder, and in order to induce employees to retain ownership of shares of Common Stock, the Committee shall have the authority (but not an obligation) to include within any Award Agreement a provision entitling the Participant to a further Option (a "Reload Option") in the event the Participant exercises the Option evidenced by the Award Agreement, in whole or in part, by surrendering shares of Common Stock previously owned by the Participant, in accordance with this Plan and the terms and conditions of the Award Agreement. A Reload Option shall entitle a Participant to purchase a number of shares of Common Stock equal to the number of such shares so delivered upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Reload Option shall: (a) have an Option Price of not less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date of grant of such Reload Option; (b) have a term not longer than the remaining term of the original Option at the time of exercise thereof; (c) become exercisable in the event the shares acquired upon exercise of the original Option are held for a minimum period of time established by the Committee; and (d) be subject to such other terms and conditions as the Committee may determine.

                                   ARTICLE 7
                           STOCK APPRECIATION RIGHTS

     7.1 Grant of SARs. The Committee may approve the grant of Stock Appreciation Rights ("SARs") that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. Subject to Section 6.4, a SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

     7.2 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

     7.3 Nontransferability. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs shall be exercisable, during the Participant's lifetime, only by such Participant.

                                   ARTICLE 8
                                RESTRICTED STOCK

     8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     8.2 Awards and Certificates. A prospective Participant selected to receive a Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

          (a) Acceptance. Awards of Restricted Stock must be accepted within a period of 20 days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

          (b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Sparton Corporation Stock Incentive Plan and related Award Agreement entered into between the registered
            owner and the Company, dated             . Copies of such Plan and
            Agreement are on file in the offices of the Company,
                           ."

          (c) Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

          (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the Award Date and expiring not less than four (4) consecutive years thereafter (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

          (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

          (c) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Article 8, upon Termination of Employment for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

          (d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

                                   ARTICLE 9
                               PERFORMANCE SHARES

     9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2, as specified in the Award Agreement. The Committee may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Committee shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     9.2 Terms and Conditions. Performance Shares awarded pursuant to this
Article 9 shall be subject to the following terms and conditions:

          (a) Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

          (b) Dividends. Unless otherwise determined by the Committee at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

          (c) Termination of Employment. Subject to the provisions of the Award Agreement and this Article 9, upon Termination of Employment for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

          (d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Committee may determine and set forth in the Award Agreement, the Committee may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

                                   ARTICLE 10
                      TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 12.1); (ii) change the definition of employees eligible to receive Awards under this Plan; (iii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; or (iv) extend the maximum option period under Section 6.4(c) of the Plan. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 12.2, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

                                   ARTICLE 11
                                 UNFUNDED PLAN

     This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE 12
                             ADJUSTMENT PROVISIONS

     12.1 Antidilution. Subject to the provisions of this Article 12, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

     12.2 Change in Control. Notwithstanding Section 12.1, upon dissolution or liquidation of the Company, or upon a reorganization, merger, Change in Control, or consolidation or merger of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. A Change in Control means the first to occur of any one of the following events:

          (a) Any "person," as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Act"), other than the Company or a Subsidiary, or a trustee of an employee benefit plan sponsored solely by the Company or a Subsidiary is or becomes, other than by purchase from the Company, the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of shares of Common Stock or other securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities, excluding any such beneficial holders as of the Effective Date of this Plan;

          (b) During any period of two (2) consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority of the Board, unless each new director was nominated or elected by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (c) Any other event or series of events which, notwithstanding any other provision of this definition, is determined by the Board to constitute a Change in Control of the Company for purposes of this Plan.

     12.3 Adjustments by Committee. Any adjustments pursuant to this Article 12 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

                                   ARTICLE 13
                               GENERAL PROVISIONS

     13.1 Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     13.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

     13.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment;
(b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date", less than or equal to the amount of the withholding tax obligation; or
(c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

     13.4 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     13.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

     13.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

     13.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

     September 24, 1999

     Dear Shareholder,

     The Annual Meeting of Sparton Corporation will be held on October 27, 1999. At the meeting, we will be electing two directors each for a term of three years as set forth in the Proxy Statement and considering a proposal to approve the Company's 1999 Stock Incentive Plan.

     We ask that you please give us your support by signing, dating and returning the attached proxy card in the postage paid envelope as soon as possible. Your vote is important, regardless of the number of shares that you own.

     If your shares are held in the name of a bank or brokerage firm, only that firm can execute a proxy on your behalf. Please contact the person responsible for your account with your voting instructions.

     Very truly yours,

     John J. Smith, Chairman




                             DETACH PROXY CARD HERE
     ---------------------------------------------------------------------------
     REVOCABLE PROXY                                         SPARTON CORPORATION

     John J. Smith, Bradley O. Smith and R. Jan Appel, and each of them, are hereby appointed proxies of the undersigned with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of SPARTON CORPORATION on October 27, 1999 at 10:00 A.M., local time, and any and all adjournments thereof, and to vote thereat as designated on this Proxy, all the shares of said Corporation which the undersigned would be entitled to vote if personally present.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s) and as described in the Proxy Statement. If no direction is made, this Proxy will be voted "FOR" the election of all directors as described in Item 1 and "FOR" the approval of the Company's 1999 Stock Incentive Plan.

     The Board of Directors recommends a vote "FOR" the election of the two named directors and "FOR" the approval of the 1999 Stock Incentive Plan.

                                                                       FOR                  WITHHELD

     1.  Election of Directors:      Robert J. Kirk                 _________             ____________

                                     William I. Noecker             _________             ____________

     2.  Proposal to approve the Corporation's 1999 Stock Incentive Plan.

                  FOR______    AGAINST______   ABSTAIN______

     SIGNATURE(S)  _____________________ Dated:  ___________

     SIGNATURE(S)  _____________________ Dated:  ___________

     Please sign and date this Proxy exactly as your name(s) appears herein and return in the enclosed envelope which requires no postage. If executing on behalf of a corporation, minor, etc., sign that name and add signature and capacity of authorized signer.


                                                      --------------------------
                                                      IMPORTANT: THE PROMPT
                                                      RETURN OF PROXIES WILL
                                                      SAVE THE CORPORATION THE
                                                      EXPENSE OF FURTHER
                                                      REQUESTS FOR PROXIES TO
                                                      ENSURE A QUORUM AT THE
                                                      MEETING. A SELF-ADDRESSED,
                                                      POSTAGE-PREPAID ENVELOPE
                                                      IS ENCLOSED FOR YOUR
                                                      CONVENIENCE.
                                                      --------------------------